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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-04524, 33-74026 and 33-89146) and in the Prospectus constituting part of the Registration Statement on Form S-3 (File No. 333-21557) of Data Broadcasting Corporation of our report dated February 7, 2001, relating to the financial statements which appear in this Form 10-K. We also consent to the incorporation by reference of our report on the financial statement schedule, which also appears in this form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 7, 2001